FOR IMMEDIATE RELEASE LSB Financial Corp. 101 Main St, P.O. Box 1628 Lafayette, IN 47902	FOR FURTHER INFORMATION CONTACT: Randolph F. Williams President/CEO Phone: (765) 742-1064 Fax: (765) 429-5932 www.LSBANK.com lsbmail@LSBANK.com

Lafayette, Ind. - Monday, September 27, 2004

LSB Financial Corp. Announces Stock Re-Purchase Program

          The Board of Director's of LSB Financial Corp. (Nasdaq: LSBI) , the holding company of Lafayette Savings Bank, FSB, has authorized the repurchase of 5% of its common stock.

          LSB President and CEO Randolph F. Williams stated, "We are pleased to announce this stock repurchase program which enhances our efforts to maximize long-term shareholder value. We believe that by continuing to execute our business plan and by taking advantage of the opportunities presented to us by the market, we will continue to reward our shareholders for the confidence they place in us."

          The closing market price of LSB stock on September 24, 2004 was $25.90 per share as reported by the NASDAQ stock market.

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